SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 7, 2008
LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of Principal Executive Offices)	(Zip Code)
(212) 692-7200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions.
On August 7, 2008, we issued a press release announcing our financial results for the quarter and six months ended June 30, 2008. A copy of the press release is furnished herewith as part of Exhibit 99.1.
The information furnished pursuant to this “Item 2.02 Results of Operations and Financial Condition,” including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, which we refer to as the Act, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 7.01. Regulation FD Disclosure.
On August 7, 2008, we made available supplemental information, which we refer to as the Supplemental Reporting Package, concerning our operations and portfolio for the quarter and six months ended June 30, 2008. The Supplemental Reporting Package posted to our web site on August 7, 2008 contained two typographical errors on page 41. The Base Rent Estimates for Current Assets as of June 30, 2008 for 2008-remaining should have been $178,440 for Cash (instead of $206,963, as originally disclosed) and $179,374 for GAAP (instead of $210,216, as originally disclosed).
A copy of the Supplemental Reporting Package, as corrected for the typographical errors, is furnished herewith as Exhibit 99.1 and has been posted to our web site.
The information furnished pursuant to this “Item 7.01 Regulation FD Disclosure,” including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any of our filings under the Act or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits

99.1	Supplemental Reporting Package for the quarter and six months ended June 30, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust
Date: August 8, 2008	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

99.1	Supplemental Reporting Package for the quarter and six months ended June 30, 2008.